SECOND AMENDMENT TO OPTION AGREEMENT


     This SECOND AMENDMENT TO OPTION AGREEMENT ("Amendment") is entered into effective as of September 8, 1997, by and among DESERT MESA LAND PARTNERS, LTD., a Nevada limited partnership ("Seller"), HIGH MESA DEVELOPMENT, INC., a Nevada corporation ("High Mesa") and NEVSTAR GAMING CORPORATION, a Nevada corporation ("Buyer") in connection with that certain Option Agreement between the parties dated
 April 23, 1996 as amended by that certain First Amendment to Option Agreement between the parties dated April ___, 1997 (jointly the "Option").

     For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Development Funds Payable in Form of Promissory Note. The second paragraph of Section 1.4 of the Option entitled "Initial Option Consideration" is deleted and replaced in its entirety with the following:

  "Notwithstanding anything set forth in this Section 1.4 or anything set forth elsewhere in the Option, Buyer's obligation to deposit Development Funds shall be satisfied by Buyer giving to Seller on or before September 30, 1997, Buyer's Promissory Note in the amount of $200,000 (in the form attached hereto as Exhibit "A") which note shall provide that it shall be converted to $200,000 in cash on or before March 15, 1998 which funds shall thereupon be deposited into a federally insured financial institution in an account designated for the Project on which both Buyer and High Mesa are joint signatories. Notwithstanding the foregoing, in no event shall Buyer be required to deposit the Initial Option Consideration until Seller has obtained its limited partner approval under Section 8.2 below. The Development
         Funds shall be non-refundable and shall not be applicable to the Option
          Purchase Price, but shall be reimbursable from the LLC to Buyer in connection with the development and financing of the Project. If Buyer fails to deposit the Development Funds as set forth in the first sentence of this paragraph above, this Option shall automatically terminate and shall be null and void for all purposes. Upon any such termination, neither party shall have any further liability to the other party with respect to the Option. Any portion of the Initial Option Consideration remaining at Closing shall be deposited in the name of the LLC.  The parties hereto acknowledge and agree that the preliminary development of the Project will require funds substantially in excess of the Development Funds and that Buyer may elect, in its sole discretion to advance additional funds pursuant to budget(s) approved by Desert Mesa. Any such additional advances shall be reimbursed from the LLC to Buyer in connection with the development and financing of the Project.

     2. Except as amended hereby, all of the other terms and provisions of the Option shall remain in full force and effect.

     3. This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile with original signatures to follow by mail.

     IN WITNESS WHEREOF, the parties have executed into this Amendment as of the date first written above.

"Buyer"                       NEVSTAR GAMING CORPORATION,
                              a Nevada corporation


                              By:

                                  Michael J. Signorelli, Chief Executive
Officer


"Seller"                      DESERT MESA LAND PARTNERS, LTD.,
                              a Nevada limited partnership

                              BY:  TSRS, INC., a Nevada corporation
                                   Its: General Partner


                                   By:

                                       Richard Tam, Chairman


                                   By:

                                       R. Ian Ross, President

"High Mesa"                        HIGH MESA DEVELOPMENT, INC.,
                              a Nevada corporation


                              By:

                                     Richard Tam, Chairman of the Board

[Continued signature page to Second Amendment to Option Agreement]